Vertex Energy, Inc. 8-K

Exhibit 99.2

Second Quarter 2022 Results Conference Call August 2022

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward - looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 , that involve a number of risks and uncertainties . Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward - looking statements but are not the exclusive means of identifying these statements . Any statements made in this news release other than those of historical fact, about an action, event or development, are forward - looking statements . The important factors that may cause actual results and outcomes to differ materially from those contained in such forward - looking statements include, without limitation, the Company’s ability to raise sufficient capital to complete future capital projects and the terms of such funding ; the timing of planned capital projects at the Mobile Refinery and the outcome thereof ; the future production of the Mobile Refinery ; the estimated timeline of the renewable diesel capital project, estimated and actual production associated therewith, estimated revenues over the course of the agreement with Idemitsu , anticipated and unforeseen events which could reduce future production at the refinery or delay planned capital projects, changes in commodity and credits values, and certain early termination rights associated with the Idemitsu agreement and conditions precedent to such agreement ; certain mandatory redemption provisions of the outstanding senior convertible notes, the conversion rights associated therewith and dilution caused by such conversions ; the Company’s ability to comply with required covenants thereunder and pay amounts due under such senior notes and a term loan, including interest and other amounts due thereunder ; the ability of the Company to retain and hire key personnel ; risks associated with the ability of Vertex to complete current plans for expansion and growth, and planned capital projects ; the level of competition in our industry and our ability to compete ; our ability to respond to changes in our industry ; the loss of key personnel or failure to attract, integrate and retain additional personnel ; our ability to protect our intellectual property and not infringe on others’ intellectual property ; our ability to scale our business ; our ability to maintain supplier relationships and obtain adequate supplies of feedstocks ; our ability to obtain and retain customers ; our ability to produce our products at competitive rates ; our ability to execute our business strategy in a very competitive environment ; trends in, and the market for, the price of oil and gas and alternative energy sources ; the volatile nature of the prices for oil and gas caused by supply and demand, including volatility caused by the ongoing Ukraine/Russia conflict our ability to maintain our relationships with our partners ; the impact of competitive services and products ; our ability to integrate acquisitions ; our ability to complete future acquisitions ; our ability to maintain insurance ; the outcome of pending and potential future litigation, judgments and settlements ; rules and regulations making our operations more costly or restrictive ; changes in environmental and other laws and regulations and risks associated with such laws and regulations ; economic downturns both in the United States and globally, increases in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding ; risk of increased regulation of our operations and products ; negative publicity and public opposition to our operations ; disruptions in the infrastructure that we and our partners rely on ; an inability to identify attractive acquisition opportunities and successfully negotiate acquisition terms ; our ability to effectively integrate acquired assets, companies, employees or businesses ; liabilities associated with acquired companies, assets or businesses ; interruptions at our facilities ; unexpected changes in our anticipated capital expenditures resulting from unforeseen required maintenance, repairs, or upgrades ; our ability to acquire and construct new facilities ; our ability to effectively manage our growth ; decreases in global demand for, and the price of, oil, due to COVID - 19 , state, federal and foreign responses thereto, inflation, recessions or other reasons, including declines in economic activity or global conflicts ; our ability to acquire sufficient amounts of used oil feedstock through our collection routes, to produce finished products, and in the absence of such internally collected feedstocks, and our ability to acquire third - party feedstocks on commercially reasonable terms ; unexpected downtime at our facilities ; risks associated with COVID - 19 , the global efforts to stop the spread of COVID - 19 , potential downturns in the U . S . and global economies due to COVID - 19 and the efforts to stop the spread of the virus, and COVID - 19 in general ; the lack of capital available on acceptable terms to finance the Company’s continued growth ; anti - dilutive rights associated with our outstanding securities ; the expected benefits, output, financial metrics and production of proposed transactions ; unforeseen technical or operating difficulties and unplanned maintenance ; the development and competitiveness of alternative energy and emission reduction technologies ; our ability to pay our debt when due and comply with our debt covenants ; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk ; dependence on third party transportation services and pipelines ; risks related to obtaining required crude oil supplies, and the costs of such supplies ; counterparty credit and performance risk ; unanticipated problems at, or downtime effecting, our facilities and those operated by third parties ; risks relating to our hedging activities ; risks relating to planned divestitures and acquisitions ; and the expected benefits, output, financial metrics and production of proposed transactions . Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward - looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10 - K for the year ended December 31 , 2021 , and the Company’s Quarterly Report on Form 10 - Q for the quarter ended June 30 , 2022 and future Annual Reports on Form 10 - K and Quarterly Reports on Form 10 - Q . These reports are available at www . sec . gov . The Company cautions that the foregoing list of important factors is not complete . All subsequent written and oral forward - looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above . Other unknown or unpredictable factors also could have material adverse effects on Vertex’s future results . The forward - looking statements included in this press release are made only as of the date hereof . Vertex cannot guarantee future results, levels of activity, performance or achievements . Accordingly, you should not place undue reliance on these forward - looking statements . Finally, Vertex undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex . If we update one or more forward - looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward - looking statements . The financial and production projections (the “Projections”) included herein were prepared by Vertex in good faith using assumptions believed to be reasonable . A significant number of assumptions about the operations of the business of Vertex were based, in part, on economic, competitive, and general business conditions prevailing at the time the Projections were developed . Any future changes in these conditions, may materially impact the ability of Vertex to achieve the financial results set forth in the Projections . The Projections are based on numerous assumptions, including realization of the operating strategy of Vertex ; industry performance ; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles ; general business and economic conditions ; competition ; retention of key management and other key employees ; absence of material contingent or unliquidated litigation, indemnity, or other claims ; minimal changes in current pricing ; static material and equipment pricing ; no significant increases in interest rates or inflation ; and other matters, many of which will be beyond the control of Vertex, and some or all of which may not materialize . The Projections also assume the continued uptime of the Company’s facilities at historical levels and the successful funding of, timely completion of, and successful outcome of, planned capital projects . Additionally, to the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change . Although the Projections are presented with numerical specificity and are based on reasonable expectations developed by Vertex’s management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of Vertex . Accordingly, the Projections are only estimates and are necessarily speculative in nature . It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections . Such variations may be material and may increase over time . In light of the foregoing, readers are cautioned not to place undue reliance on the Projections . The projected financial information contained herein should not be regarded as a representation or warranty by Vertex, its management, advisors, or any other person that the Projections can or will be achieved . Vertex cautions that the Projections are speculative in nature and based upon subjective decisions and assumptions . Since the Projections cover multiple years, such information by its nature becomes less meaningful and reliable with each successive year . As a result, the Projections should not be relied on as necessarily predictive of actual future events . DISCLAIMER Forward - looking statement 2

In addition to our results calculated under generally accepted accounting principles in the United States ("GAAP"), in this earnings release we also present Refining Gross Margin, EBITDA and Adjusted EBITDA . Refining Gross Margin, EBITDA and Adjusted EBITDA are “non - GAAP financial measures” presented as supplemental measures of the Company’s performance . They are not presented in accordance with GAAP . Refining gross margin is defined as revenues less the cost of fuel intakes and other fuel costs . It excludes operating expense and depreciation attributable to cost of revenues and other non - operating items in cost of revenues . EBITDA represents net income before interest, taxes, depreciation and amortization, for continued and discontinued operations . Adjusted EBITDA is defined as EBITDA before other income, impairment loss on assets, loss (gain) on change in value of derivative warrant liability, unrealized (gain) loss on derivative instruments, gain (loss) on intermediation agreement, Shell transaction related expenses and stock - based compensation expense (for continued and discontinued operations) and other unusual or non - recurring items . Refining Gross Margin, EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period . Refining Gross Margin, EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry . We use Refining Gross Margin, EBITDA and Adjusted EBITDA as supplements to GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, to allocate resources and to compare our performance relative to our peers . Additionally, these measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations . Refining Gross Margin, EBITDA and Adjusted EBITDA are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP . Some of these limitations are : Refining Gross Margin, EBITDA and Adjusted EBITDA do not reflect cash expenditures, or future or contractual commitments ; EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, capital expenditures or working capital needs ; EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments ; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements . In addition, other companies in this industry may calculate Refining Gross Margin, EBITDA and Adjusted EBITDA differently than Vertex does, limiting its usefulness as a comparative measure . The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items . We compensate for these limitations by providing a reconciliation of each of these non - GAAP measures to the most comparable GAAP measure . We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non - GAAP measures in conjunction with the most directly comparable GAAP financial measure . For more information on these non - GAAP financial measures, please see the sections titled Unaudited Reconciliations of Gross Profit (Loss) to Refining Gross Margin”, each included at the end of this release and “Unaudited Consolidated Continued and Discontinued Operations Reconciliations of Net Loss attributable to Vertex Energy, Inc . , to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA” each included at the end of this release . DISCLAIMER Non - GAAP Financial Measures 3

SECOND QUARTER 2022 Performance Summary

EXECUTIVE SUMMARY

Second Quarter 2022

2Q22 Performance Indicators

Key Performance Indicators

	2Q21	2Q22	TTM 2Q21	TTM 2Q22
Total gross profit ($MM)	$10.9	$28.8	$43.1	$74.5
GAAP net income (Loss) ($MM)	($16.0)	($63.8)	($17.9)	($59.3)
Adjusted EBITDA (a)	$5.2	$71.3	$9.6	$97.4
Cash and availability ($MM)	$18.2	$98.0	NM	NM
Net debt ($MM) (b)	($6.4)	$299.0	NM	NM
Net leverage (c)	-0.7x	2.4x	NM	NM

2Q22 Performance Summary

Key Takeaways

- Closed on Mobile refinery acquisition April 1, 2022; Reported record Adjusted EBITDA of $71.3 million in 2Q22, versus $4.0 million in 2Q21
- Domestic supply-demand imbalances for conventional refined products contributed to significant y/y increase in benchmark product spreads during 2Q22
- Strong operational reliability at Mobile refinery (96% utilization), Marrero (94% utilization) and Heartland (93% utilization) in 2Q22
- 2Q22 results include $127.8 million of non-operating hedging losses, transaction and other expenses
- $98 million of cash/availability; Net debt of $299.0 million; net debt to TTM 2Q22 adjusted EBITDA of 2.4x

*Includes both continued and discontinued operations
(a) A full-reconciliation of GAAP to Non-GAAP metrics is provided in the Appendix of this presentation
(b) Net debt defined as total debt outstanding less cash and equivalents
(c) Net leverage defined as net debt (cash) divided by trailing twelve-month adjusted EBITDA

VERTEX
5

MOBILE REFINERY PERFORMANCE

Second Quarter 2022

Mobile Performance Indicators

Second Quarter 2022

	Apr-22	May-22	Jun-22	2Q22
Total throuhput (bpd)	70,298	74,772	71,240	72,133
Total production (bpd)	69,904	74,381	70,894	71,755
Utilization rate *(a)*	93%	99%	95%	96%
Direct operating expense per barrel	$2.47	$2.50	$5.13	$3.35
Refining gross margin per barrel *(b)*	$10.27	$17.82	$13.87	$14.11
(+) Realized loss on hedging activities impact	NM	NM	NM	$7.03
(+) Initial inventory purchase margin impact	NM	NM	NM	$2.02
Refining gross margin per barrel, excluidng hedging and margin impact *(b)*				$23.16
2/1/1 Gulf Coast crack spread	$40.24	$43.71	$51.27	$45.06
Gross profit per barrel as % of 2/1/1 Gulf Coast crack spread	26%	41%	27%	31%
(-) Hedge and Inventory Impact	NM	NM	NM	51%
Production yields				
Gasoline (BPD)	17,793	18,562	17,618	17,997
Distillate (BPD)	20,124	19,633	18,496	19,420
Jet (BPD)	8,699	12,362	10,959	10,692
Other (BPD) *(c)*	23,288	23,824	23,821	23,646

(a) Assumes 75,000 barrels per day of nameplate capacity
(b) Full reconciliation of GAAP to non-GAAP metrics is listed in the appendix of this presentation
(c) Other includes naphtha, intermediates and LPG

Mobile Performance Summary

Key Takeaways

- Seamless transition of commercial operations from Shell to Vertex commenced April 1, 2022
- Operated at 96% utilization in 2Q22, producing 71,755 barrels per day; on a standalone basis, Mobile generated $63.6 million in 2Q22 Adjusted EBITDA, including a $46.1million realized hedging loss
- Refining gross margin per barrel, excluding hedging impact and inventory adjustment, was $23.16 per barrel in 2Q22, or 51% of the benchmark 2/1/1 Gulf Coast crack spread
- Production yield of high-value light product ~70% in 2Q22

VERTEX 6

MOBILE REFINERY PERFORMANCE BRIDGE Actual results reflect inventory, yield, spread and hedging impacts 7 *On May 10, 2022, in conjunction with its first quarter 2022 results conference call, Vertex provided second quarter 2022 Adj ust ed EBITDA guidance for the Mobile refinery of between $110 million and $130 million, a point - in - time estimate. This bridge assu mes the midpoint of that guidance, or $120 million, for the purposes of them bridge to actual second quarter 2022 results of $63.6 million Mobile Refinery Adjusted EBITDA Bridge 2Q22 Guidance vs. Actual ($MM) $63.6

MOBILE REFINERY RENEWABLE DIESEL PROJECT Remain on budget to achieve Dec - 22 mechanical completion; On - stream By 1Q23 8 Renewable Diesel Project Workflow Project Update • Construction of foundations, fabrication of piping has commenced • Planned hydrocracker shutdown in October 2022; no anticipated impact to crude rates • Mechanical completion remains scheduled for year - end 2022, despite longer lead times for construction materials • Reiterate project budget of $90 to $100 million • Start - up projected to come on - stream in 1Q23 Estimated Project Timeline As of August 2022

DOMESTIC FUELS DEMAND REMAINS STABLE Fuels demand was within historical averages during 2Q22 US Gasoline Demand 9 Total Finished Motor Gasoline Supplied ( kpbd ) US Distillate Demand Total Distillate Supplied ( kbpd ) 4500 5500 6500 7500 8500 9500 10500 2017-2021 2022 2021 2500 3000 3500 4000 4500 5000 5500 2017-2021 2022 2021 Source: EIA

FUELS INVENTORIES BELOW HISTORICAL LEVELS Both domestic and gasoline inventories remain below the five - year average US Gasoline Inventories 10 (millions of barrels) US Distillate Inventories (millions of barrels) Source: EIA 200 210 220 230 240 250 260 270 280 290 2017-2021 2022 2021 100 110 120 130 140 150 160 170 180 190 200 2017-2021 2022 2021

DOMESTIC FUELS PRODUCTION LEVELS Production levels in - line with historical averages, albeit with fewer refineries in operation US Conventional Gasoline Production 11 ( kbpd ) US Distillate Production ( kbpd ) Source: EIA 2500 3000 3500 4000 4500 5000 5500 6000 2017-2021 2022 2021 5000 6000 7000 8000 9000 10000 11000 12000 2017-2021 2022 2021

REFINED PRODUCT MARGINS REMAIN ELEVATED Low product inventories, decline in domestic refining capacity, driving margin expansion Benchmark Refined Product Margins 12 As of August 2022 2/1/1 GC Crack spread $6 per barrel 2/1/1 GC Crack spread $15 per barrel 2/1/1 GC Crack spread $36 per barrel Source: Platts; 2/1/1 assumes Louisiana Light Sweet crude oil per barrel, Gulf coast gasoline and Gulf Coast distillate $0 $10 $20 $30 $40 $50 $60 $70 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 Jul-22 2/1/1 Gulf Coast Crack Spread Gulf Coast Coast Gasoline Crack Gulf Coast Distillate Crack

BALANCE SHEET UPDATE Capital allocation focused on organic investments, bolt - on acquisitions and debt reduction 13 Total Cash & Liquidity ($MM) Total Working Capital ($MM) Total Net Debt ($MM) Debt Maturity Schedule ($MM) $18.3 $124.5 $98.0 2Q21 1Q22 2Q22 $7.9 $182.3 $180.0 2Q21 1Q22 2Q22 ($6.4) $21.2 $299.0 2Q21 1Q22 2Q22 $14 $10 $154 $2 $2 $39 2023 2024 2025 2026 2027 Thereafter

Projected Financial Guidance PROJECTED FINANCIAL GUIDANCE Third Quarter 2022 14 Management Commentary • For the third quarter 2022, the Company expects the Mobile refinery to generate total throughput of between 72,000 to 74,000 per day, given strong demand for refined products, versus 72,133 in the second quarter 2022 • Vertex expects direct operating expense per barrel of between $3.80 to $4.00 per barrel in the third quarter 2022 • Vertex anticipates total consolidated capital expenditures of between $30 million and $35 million in the third quarter 2022, and $115 million to $120 million for the full - year 2022 • Vertex has 3.2 million barrels of production hedged at an average price per barrel of $15.13 for the third quarter 2022; no additional production is currently hedged beyond September 30, 2022 Third Quarter and Full - Year 2022 Third Quarter 2022 Low High Mobile Refinery Throughput (BPD) 72,000 74,000 Mobile Direct Operating Expense Per Barrel $3.50 $3.75 Consolidated Capital Expenditures ($MM) $30 $35 Low High Consolidated Capital Expenditures ($MM) $115 $120 Third Quarter 2022 Full-Year 2022

OUR STRATEGIC FOCUS Three - Year Strategic Plan 15 Pursue balanced capital deployment program and optimization of asset base • Strategic investments that improve the long - term profitability of the Mobile refinery • Seek to acquire complementary assets in adjacent markets that leverage core energy transition / independent refining expertise Capitalize on favorable refined product margin environment • Mobile Refinery capitalizing on conventional distillate and gasoline economics • Marrero capitalizing on strong VGO margins • Heartland capitalizing on elevated Group II+ base oil prices Invest organically in high - value, renewables fuels opportunities • Complete conversion of Mobile refinery hydrocracker by year - end 2022, positioning the refinery to commence production of 8,000 - 10,000 bpd of RD by 1Q23 • Invest in the production of other alternative fuels, such as sustainable aviation fuel Energy transition company of scale focused on driving above - market free cash flow conversion Deploying capital toward high - return organic, inorganic opportunities, debt reduction

APPENDIX

NON - GAAP RECONCILIATION 17 Unaudited Reconciliation of Refining Gross Margin and Refining Gross Margin per throughput barrel to Gross Profit

NON - GAAP RECONCILIATION 18 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations

NON - GAAP RECONCILIATION 19 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations

NON - GAAP RECONCILIATION 20